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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dynegy Inc. of our report dated May 6, 2013 relating to the consolidated financial statements of Ameren Energy Resources Company, LLC, which appears on page A-43 in Annex A of Dynegy Inc.'s Registration Statement on Form S-3ASR filed on October 2, 2013. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
October 6, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS